SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2005

Pharmaceutical Formulations, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-11274 (Commission File Number)	22-2367644 (IRS Employer Identification No.)

460 Plainfield Avenue, Edison, New Jersey 08818
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: 732-985-7100

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 2.01.   Completion of Acquisition or Disposition of Assets.

           The Company consummated its previously-announced sale of substantially all of its assets related to its OTC solid dose pharmaceutical products business to Leiner Health Products, L.L.C. as of September 23, 2005. The sale was conducted under Section 363 of the Bankruptcy Code, pursuant to which the assets were sold free and clear of all liens, claims and encumbrances. The sale had been approved by the United States Bankruptcy Court for the District of Delaware on September 20, 2005. The Company's Edison, New Jersey facility will be closed after a transition period, currently planned to end October 28, 2005.

           The purchase price of $23,000,000 (plus certain assumed trade liabilities) is being used to pay certain creditors of the Company. It is not anticipated that there will be any payments made with respect to the Company’s outstanding shares of capital stock. The Company is continuing to operate Konsyl Pharmaceuticals Inc., which was not part of the sale

           For further information regarding this sale, see the Company’s Form 8-Ks dated July 8, 2005 and September 9, 2005. A copy of the Amended and Restated Asset Purchase and Sale Agreement and a copy of the Transition Services Agreement were attached as an exhibits to the Form 8-K dated September 9, 2005. A copy of the press release issued by the Company on September 27, 2005 regarding this transaction is filed as an exhibit to this Form 8-K.

ITEM 9.01   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired - not applicable

(b) Pro Forma Financial Information - not applicable

(c) Exhibits

           99.1      Press release issued by Pharmaceutical Formulations, Inc. on September 27, 2005

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACEUTICAL FORMULATIONS, INC. By: /s/ James Ingram Name: James Ingram Title: Chairman of the Board and Chief Executive Officer

Dated: September 27, 2005

EXHIBIT INDEX

           99.1      Press release issued by Pharmaceutical Formulations, Inc. on September 27, 2005